UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 15, 2008

FIRST CHARTER CORPORATION
 (Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
 (Address of principal executive offices, including zip code)

(704) 688-4300
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

-------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04.     TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S
                        EMPLOYEE BENEFIT PLANS

On April 30, 2008, First Charter Corporation (the "Corporation") sent a notice to participants in the First Charter Corporation Retirement Savings Plan (the "Plan") notifying the participants that activity in the Plan would be closed for participant transactions during an upcoming blackout period. The blackout period is expected to begin on May 30, 2008 and end during the week of June 30, 2008. The blackout period is being implemented in connection with the anticipated merger of the Corporation with and into Fifth Third Financial Corporation, a wholly owned subsidiary of Fifth Third Bancorp.  The merger is currently anticipated to close on June 6, 2008.  During the blackout period, participants will be unable to take loans or distributions from the Plan (including final distributions at termination of employment) or make any investment changes.  In accordance with Regulation BTR and Section 306(a) of the Sarbanes-Oxley Act of 2002, on May 15, 2008, the Corporation sent a notice to its directors and executive officers regarding the blackout period.  A copy of the blackout notice sent to the executive officers and directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

 During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested persons may obtain, without charge, the actual beginning and ending dates of the blackout period by contacting Josephine P. Sawyer, Human Resources, First Charter Corporation, P. O. Box 37937, Charlotte, North Carolina 28237-7937 or at (704) 688-1177.

 ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits.

Exhibit No.	Description
99.1	Notice to Directors and Executive Officers of First Charter Corporation dated May 15, 2008

                                                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION
By:	/s/ STEPHEN J. ANTAL
Stephen J. Antal Executive Vice President, General Counsel and Secretary

Dated: May 15, 2008

EXHBIT INDEX

Exhibit No.	Description
99.1	Notice to Directors and Executive Officers of First Charter Corporation dated May 15, 2008